Exhibit 4.1

EXECUTION VERSION

$350,000,000

Supernus Pharmaceuticals, Inc.

0.625% Convertible Senior Notes due 2023

PURCHASE AGREEMENT

March 14, 2018

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

COWEN AND COMPANY, LLC

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

Supernus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby agrees with you as follows:

1.                                      Issuance of Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies LLC, J.P. Morgan Securities LLC and Cowen and Company, LLC (the “Initial Purchasers”), $350,000,000 in aggregate principal amount of 0.625% Convertible Senior Notes due 2023 (the “Initial Securities”). The Initial Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of March 19, 2018, by and among the Company and U.S. Bank National Association, as trustee (the “Trustee”). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $52,500,000 aggregate principal amount of its 0.625% Convertible Senior Notes due 2023 on the terms and conditions and for the purposes set forth in Section 3(b) (the “Option Securities” and, together with the Initial Securities, the “Securities”). The Securities will be convertible into cash and duly and validly issued, fully paid and non-assessable shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) including any such shares issuable upon conversion in connection with a “make-whole fundamental change” (as defined in the Final Offering Memorandum) (such shares, the “Conversion Shares”), on the terms, and subject to the conditions, set forth in the Indenture. Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of Notes” section of the Final Offering Memorandum (as hereinafter defined).

The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Company has prepared a preliminary offering memorandum, dated March 13, 2018 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule II, which includes pricing terms and other information with respect to the Securities and the Conversion Shares (the “Pricing Supplement”), and (iii) the Final Offering Memorandum, in each case, relating to the offer and sale of the Securities (the “Offering”). The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.” All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum include, unless expressly stated otherwise, (i) all amendments or supplements thereto, (ii) all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein) and (iii) any offering memorandum “wrapper” to be used in connection with offers to sell, solicitations of offers to buy or sales of the Securities in non-U.S. jurisdictions.

In connection with the offering of the Securities, the Company is entering into a convertible note hedge transaction and a warrant transaction with each of each of JPMorgan Chase Bank, National Association, Bank of America, N.A. and Deutsche Bank AG, London Branch (collectively, the “Call Spread Counterparties”) pursuant to separate convertible note hedge confirmations (the “Base Bond Hedge Confirmations”) and warrant confirmations (the “Base Warrant Confirmations”), each dated the date hereof (the Base Bond Hedge Confirmations and the Base Warrant Confirmations, collectively, the “Base Call Spread Confirmations”), and in connection with the issuance of any Option Securities, the Company may enter into an additional convertible note hedge transaction and an additional warrant transaction with each Call Spread Counterparty pursuant to separate additional convertible note hedge confirmations (the “Additional Bond Hedge Confirmations”) and additional warrant confirmations (the “Additional Warrant Confirmations”), each to be dated the date of the exercise by the Initial Purchasers of their option to purchase such Option Securities pursuant to Section 3(b) hereof (the Additional Bond Hedge Confirmations and the Additional Warrant Confirmations, collectively, the “Additional Call Spread Confirmations” and together with the Base Call Spread Confirmations, the “Call Spread Confirmations”).

2.                                      Terms of Offering. The Initial Purchasers have advised the Company, and the Company understands, that the Initial Purchasers will make offers to sell (the “Exempt Resales”) some or all of the Securities purchased by the Initial Purchasers hereunder on the terms set forth in the Time of Sale Document to persons (the “Subsequent Purchasers”) whom the Initial Purchasers reasonably believe are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act). As used herein, “Time of Sale” means 9:00 a.m. (New York City time) on the business day immediately following the date of this Agreement.

This Agreement, the Indenture and the Securities are collectively referred to herein as the “Documents”, and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

3.                                      Purchase, Sale and Delivery.

(a)                                 On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, agree to purchase from the Company, the aggregate principal amount of Initial Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto at a purchase price of 97.35% of the aggregate principal amount thereof.

(b)                                 The Company hereby grants to the Initial Purchasers an option to purchase up to $52,500,000 in aggregate principal amount of Option Securities at the same purchase price as set forth above in Section 3(a) for the Initial Securities. Such option is granted for the purpose of covering sales of Securities in excess of the aggregate principal amount of Initial Securities in the sale of Initial Securities. The option will expire 30 days after the date of the Final Offering Memorandum and may be exercised in whole or in part from time to time by written notice being given to the Company by the Initial Purchasers; provided that such option may be exercised only once; and provided further that such option cannot be exercised unless the Option Securities will be fungible with the Initial Securities for purposes of U.S. federal income tax laws. Such notice shall set forth the aggregate principal amount of Option Securities as to which the option is being exercised, the names in which the principal amount of Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Initial Purchasers, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Closing Date, and if later than the Initial Closing Date, shall not be earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. If any Optional Securities are to be purchased, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the principal amount of Option Securities that bears the same proportion to the total principal amount of Option Securities to be purchased as the total principal amount of Initial Securities.

(c)                                  Delivery to the Initial Purchasers of and payment for the Initial Securities shall be made at a closing (the “Initial Closing”) to be held at 10:00 a.m., New York City time, on March 19, 2018 (the “Initial Closing Date”) and delivery to the Initial Purchasers of and payment for the Option Securities shall be made at a closing (the “Option Closing” and, together with the Initial Closing, a “Closing”) to be held at a date and time specified by the Initial Purchasers in the written notice of the Initial Purchasers’ election to purchase the Option Securities (the “Option Closing Date” and, together with the Initial Closing Date, a “Closing Date”), in each case, at the

New York City offices of Latham & Watkins LLP (or such other place as shall be reasonably acceptable to the Initial Purchasers).

(d)                                 The Company shall deliver to the Initial Purchasers one or more certificates representing the Initial Securities and the Option Securities, as the case may be, in definitive form, registered in such names and denominations as the Initial Purchasers may request, against payment by the Initial Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchasers at least two business days prior to the Closing. The certificates representing the Initial Securities and the Option Securities, as the case may be, in definitive form shall be made available to the Initial Purchasers for inspection at the New York City offices of Latham & Watkins LLP (or such other place as shall be reasonably acceptable to the Initial Purchasers) not later than 10:00 a.m. New York City time one business day immediately preceding the applicable Closing Date. Securities to be represented by one or more definitive global securities in book- entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4.                                      Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Initial Purchaser that, as of the date hereof and as of the applicable Closing Date:

(a)                                 Limitation on Offering Materials. The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities, or otherwise is prepared to market the Securities, other than (i) the Time of Sale Document, (ii) the Final Offering Memorandum and (iii) any marketing materials (including any roadshow or investor presentation materials) or other written communications, in each case used in accordance with Section 5(c) hereof (each such communication by the Company or its agents or representatives described in this clause (iii), a “Company Additional Written Communication”).

(b)                                 No Material Misstatement or Omission. (i) The Time of Sale Document, as of the Time of Sale, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Final Offering Memorandum, as of the date thereof, did not, and, at the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) each such Company Additional Written Communication does not conflict with the information contained in the Time of Sale Document or the Final Offering Memorandum, and when taken together with the Time of Sale Document, did not, and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that the representations and warranties set forth in this paragraph do not apply to statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser and furnished to the Company in writing by any Initial Purchaser expressly for use in the Time of Sale Document or the Final Offering Memorandum as set forth in Section 13. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Securities or the use of the Time of Sale Document or the Final Offering Memorandum in any jurisdiction, and no proceeding for either such purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

(c)                                  Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Document or the Final Offering Memorandum, at the time they were filed with the SEC or became effective, as applicable, complied and, as of each Closing Date, will comply, in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) and did not or will not, as of each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in such incorporated documents or to be filed as exhibits to such incorporated documents which have not been described or filed as required. The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(d)                                 Independent Accountant. KPMG LLP, who have certified and expressed their opinion with respect to the financial statements including the related notes thereto and supporting schedules contained in the Time of Sale Document and the Final Offering Memorandum, are (i) an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the SEC and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(e)                                  Preparation of the Financial Statements. The audited consolidated financial statements and related notes of the Company and the Subsidiaries contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum (the “Financial Statements”) present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply. Such Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and the requirements of Regulation S-X, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Time of Sale Document or the Final Offering Memorandum. The financial data set forth under the captions “Summary Financial Data” and “Capitalization” in the Time of Sale Document and the Final Offering Memorandum has been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. All disclosures contained in the Time of Sale Document and the Final Offering Memorandum that constitute non-GAAP financial measures (as defined by the rules and regulations under the

Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S- K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data contained in the Time of Sale Document and the Final Offering Memorandum.

(f)                                   Statistical and Market-Related Data. All statistical and market and industry data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Document and the Final Offering Memorandum are fairly and accurately presented, are based on or derived from sources that the Company believes to be reliable and accurate and are presented on a reasonable basis.

(g)                                  Disclosure Controls and Procedures. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and there have been no changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(h)                                 No Material Adverse Change. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, subsequent to the respective dates as of which information is contained in the Time of Sale Document and the Final Offering Memorandum, (i) the Company and its Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, by any of the Company’s Subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock, and (iii) there has been no material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Subsidiaries, considered as one entity (each of clauses (i), (ii) and (iii), a “Material Adverse Change”).

(i)                                     Rating Agencies. No “nationally recognized statistical rating organization” (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

(j)                                    Subsidiaries. Each corporation, partnership or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule III attached hereto (the “Subsidiaries”). In the event that the Company has only one subsidiary, then all references herein to Subsidiaries of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

(k)                                 Incorporation and Good Standing of the Company and its Subsidiaries. The Company and each of the Subsidiaries has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Time of Sale Document and in the Final Offering Memorandum and to enter into and perform its obligations under this Agreement. The Company and each of the Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company or any Subsidiary to perform its obligations in all material respects under any Document, (C) the validity or enforceability of any of the Documents, or (D) the consummation of any of the Transactions (each, a “Material Adverse Effect”).

(l)                                     Capitalization and Other Capital Stock Matters. All of the issued and outstanding shares of capital stock or other equity interests of the Company and each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non assessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. The Securities, the Conversion Shares and all other outstanding shares of capital stock or other equity interests of the Company conform in all material respects to the descriptions thereof set forth in the Time of Sale Document and the Final Offering Memorandum. The Conversion Shares have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable; no holder of the Conversion Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Conversion Shares upon such conversion will not be subject to the preemptive or other similar rights of any security holder of the Company. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights or other similar rights granted by the Company to any security holder of the Company. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those Liens permitted under instruments governing any indebtedness of the Company in existence on the date hereof or on any Closing Date (“Permitted Liens”) and those imposed by the Securities Act and the securities or “Blue Sky” laws of certain U.S. state or non-U.S. jurisdictions. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no outstanding (A) options, warrants, preemptive rights, rights of first refusal or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(m)                             Legal Power and Authority. The Company has all necessary power and authority to execute, deliver and perform their respective obligations under the Documents to which they are a party and to consummate the Transactions.

(n)                                 This Agreement, the Indenture and the Call Spread Confirmations. This Agreement has been duly and validly authorized, executed and delivered by the Company. The Indenture has been duly and validly authorized by the Company and, at the Initial Closing Date, will have been duly executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. Each of the Call Spread Confirmations has been duly and validly authorized by the Company. Each of the Base Call Spread Confirmations has been executed and delivered by the Company and constitutes, and each of the Additional Call Spread Confirmations, on the date or dates that the Initial Purchasers exercise their right to purchase the relevant Option Securities, will have been executed and delivered by the Company and will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, this Agreement, the Indenture and the Call Spread Confirmations will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum.

(o)                                 The Securities. The Securities have each been duly and validly authorized by the Company and, when issued and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, and enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Securities will conform in all material respects to the descriptions thereof in the Time of Sale Document and the Final Offering Memorandum and will be in the form contemplated by the Indenture.

(p)                                 Compliance with Existing Instruments. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”); (ii) in violation of any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. or non- U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties; or (iii) in breach of or default or a Debt Repayment Triggering Event (as defined below) under any bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, other than as disclosed in the Time of Sale Document and the Final Offering Memorandum. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or any of their respective properties.

(q)                                 No Conflicts. None of the execution, delivery or performance of the Documents, the issuance and sale of the warrants evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations, the issuance of a number of shares of Common Stock equal to the Maximum Warrant Number (as hereafter defined) upon exercise and settlement or termination of the warrants evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations (the “Warrant Shares”) or the consummation of any of the Transactions (including the use of proceeds from the sale of the Securities as described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds”) will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event under, or result in the imposition of a Lien on any assets of the Company or any of its Subsidiaries, the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company.

(r)                                    No Consents. No consent, approval, authorization, order, filing or registration of or with any Governmental Authority or third party is required for execution, delivery or performance of the Documents, the Call Spread Confirmations or the consummation of the Transactions, except such (i) that have been official or made, as the case may be, that are in full force and effect or (ii) as may be required under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Securities outside the U.S. in connection with the Transactions.

(s)                                   No Material Applicable Laws or Proceedings. (i) No Applicable Law shall have been enacted, adopted or issued shall have been passed or issued, (ii) no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the Company’s knowledge, be pending or contemplated as of the applicable Closing Date and (iii) there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the knowledge of the Company or any of the Subsidiaries, threatened by Governmental Authorities or threatened by others (collectively, “Proceedings”) that, with respect to clauses (i), (ii) and (iii) of this paragraph (A) would restrain, enjoin, prevent or interfere with the consummation of the Offering or any of the Transactions or (B) would, individually or in the aggregate, have a Material Adverse Effect, except, with respect to this clause (B), as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum.

(t)                                    All Necessary Permits. Each of the Company and the Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as currently conducted and as described in the Time of Sale Document and the Final Offering Memorandum (“Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Permit, except as described in the Time of Sale Document and the Final Offering Memorandum or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(u)                                 Title to Properties. Each of the Company and the Subsidiaries has good, marketable and valid title to all real property owned by it and good title to all personal property owned by it and good and valid title to all leasehold estates in real and personal property being leased by it and, as of the applicable Closing Date, will be free and clear of all Liens other than Permitted Liens. All Applicable Agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company or such Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(v)                                 Tax Law Compliance. Other than state or local tax returns for which a failure to file would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of the Subsidiaries have filed all Tax (as hereinafter defined) returns required to be filed by any of them or have properly requested extensions thereof, and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved (“GAAP”). To the knowledge of the Company, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Company and the Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all U.S. and non-U.S. federal, state, local and taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(w)                               Intellectual Property Rights. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, to the Company’s knowledge: (i) the Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Time of Sale Document and the Final Offering Memorandum as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”); (ii) there is no U.S. patent or published U.S. patent application that contains claims that dominate or may dominate any Intellectual Property or that interfere with the issued or pending claims of any such Intellectual Property; and (iii) there is no prior art of which the Company is aware that would render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office (the “PTO”). Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, the Company is not obligated to pay a material royalty grant or license, or provide other material consideration to any third party in connection with the Intellectual Property. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its Subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Time of Sale Document and the Final Offering Memorandum as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its Subsidiaries have complied, in all material respects, with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect. To the Company’s knowledge, Oxtellar XR and Trokendi XR, SPN-810 and SPN-812, as currently formulated and intended to be developed, and as described in the Time of Sale Document and the Final Offering Memorandum as under development by the Company or any Subsidiary, fall within the scope of the claims of one or more patent applications or patents owned by, or exclusively licensed to, the Company or any Subsidiary. All material patent applications owned by the Company or its Subsidiaries and filed with the PTO or any foreign or international patent authority (the “Company Patent Applications”) and, to the Company’s knowledge, all material patent applications in-licensed by the Company or its Subsidiaries and filed with the PTO or any foreign or international patent authority (the “In-licensed Patent Applications”) have been duly and properly filed; the Company and its Subsidiaries have complied with their duty of candor and disclosed to the PTO for the Company Patent Applications, and to the Company’s knowledge, the licensors of the In-licensed Patent Applications have complied with their duty of candor and disclosure to the PTO for the In- licensed Patent Applications; the Company and its Subsidiaries are not aware of any facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent in the Company Patent Applications; the Company and its Subsidiaries have no knowledge of any facts which would preclude it from having clear title to the Company Patent Applications that have been identified by the Company as being exclusively owned by the Company.

(x)                                 ERISA Matters. The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(y)                                 Labor Matters. (i) The Company is not party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company, and, to the knowledge of the Company, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the knowledge of the Company, no union organizing or decertification efforts are underway or threatened against the Company; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company, or, to the Company’s knowledge, threatened against the Company; (iv) there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (v) to the knowledge of the Company, there is no threatened or pending liability against the Company pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law; (vi) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Company that could, individually or in the aggregate, have a Material Adverse Effect; (vii) to the knowledge of the Company, no employee or agent of the Company has committed any act or omission giving rise to liability for any violation identified in subsection (v) and (vi) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (viii) no term or condition of employment exists through arbitration awards, settlement agreements or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

(z)                                  Compliance with Environmental Laws. Except as could not be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa)                          Insurance. Each of the Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its Subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not be expected to have a Material Adverse Effect except as described in the Time of Sale Document and the Final Offering Memorandum. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(bb)                          Accounting System. The Company is in compliance in all material respects with Section 13(b)(2) of the Exchange Act.

(cc)                            Use of Proceeds; Solvency; Going Concern. All indebtedness represented by the Securities is being incurred for proper purposes and in good faith. On the applicable Closing Date, after giving effect to Company’s business as currently proposed to be conducted as described in the Time of Sale Document and Final Offering Memorandum and after giving pro forma effect to the Offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum, the Company will be Solvent (as hereinafter defined), and will have sufficient capital for carrying on its business. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Time of Sale Document and Final Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not otherwise insolvent under the standards set forth in Applicable Laws.

(dd)                          No Price Stabilization or Manipulation. Neither the Company nor any of its Affiliates has and, to the Company’s knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of any of the Securities or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ee)                            No Registration Required Under the Securities Act or Qualification Under the TIA. Without limiting any provision herein, no registration under the Securities Act and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”), is required for the offer or sale of the Securities to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs and (ii)

the accuracy of the Initial Purchasers’ representations contained herein regarding the absence of general solicitation in connection with the sale of the Securities to the Initial Purchasers and in the Exempt Resales.

(ff)                              Rule 144A; No Integration. The Securities will be, upon issuance, eligible for resale pursuant to Rule 144A under the Securities Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof that would be integrated with the offering of the Securities contemplated by this Agreement; and the Company does not have any intention of making, and will not make, an offer or sale of such securities of the Company, for a period of six months after the date of this Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

(gg)                            No Applicable Registration or Other Similar Rights. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, there are no persons with registration or other similar rights to have any equity or debt securities of the Company or any “Affiliate” registered for sale under a registration statement.

(hh)                          Margin Requirements. None of the Transactions or the application of the proceeds of the Securities will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(ii)                                  Investment Company Act. The Company has been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”); as of the date hereof and, after giving effect to the Offering and the use of proceeds of the Offering, as described in the Time of Sale Document and the Final Offering Memorandum, and the transactions contemplated by the Call Spread Confirmations, each of the Company and its Subsidiaries is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act; and following the Closing, the Company and its Subsidiaries will conduct their businesses in a manner so as not to be required to register under the Investment Company Act.

(jj)                                No Brokers. Neither the Company nor any of its Affiliates has engaged any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the Offering or any of the Transactions, and neither the Company nor any of its Affiliates is under any obligation to pay any broker’s fee or commission in connection with such Transactions (other than commissions or fees to the Initial Purchasers).

(kk)                          No Restrictions on Payments of Dividends. Except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum, there is no encumbrance or restriction on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(ll)                                  Foreign Corrupt Practices Act. None of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer, employee or any agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiaries, and, to the knowledge of the Company and the Subsidiaries, its and their other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(mm)                  Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the Time of Sale Document and the Final Offering Memorandum were and, if still pending, are being conducted (x) in all material respects in accordance with all applicable laws and regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act (“FFDCA”) and its implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, and 312, and (y) except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with the protocols, procedures and controls designed and approved for such studies, with standard medical and scientific research procedures, and (y) where applicable, with accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its Subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Time of Sale Document and the Final Offering Memorandum; the Company and its Subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any studies that are described or referred to in the Time of Sale Document and the Final Offering Memorandum and, to the Company’s knowledge, there are no reasonable grounds for the same; and the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies. Except as disclosed in the Time of Sale

Document and the Final Offering Memorandum, the Company has not made any knowingly false statements on, or omissions from, any applications, approvals, reports or other submissions to any Regulatory Agencies, or in or from any other records and documentation prepared or maintained to comply with the requirements of any Regulatory Agencies relating to the Company’s approved products, tentatively approved product, or product candidates. Except as disclosed in the Time of Sale Document and the Final Offering Memorandum, neither the Company nor, to the knowledge of the Company, any officer, key employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (a) debarment under 21 USC Section 335a or any similar state or foreign law or regulation and neither the Company nor any such person has been so debarred or excluded.

(nn)                          Compliance with Health Care Laws. Each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Health Care Laws, except where non- compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal health care program. For purposes of this Agreement, “Health Care Laws” shall mean (i) the FFDCA; (ii) all foreign, federal and state fraud and abuse laws, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a- 7h), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), and all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. § 1320d et seq.); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.); (iv) the Medicare statute (Title XVIII of the Social Security Act); (v) the Medicaid statute (Title XIX of the Social Security Act); (vi) the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs; (vii) quality, safety and accreditation requirements of all applicable state laws or regulatory bodies; (viii) any and all other applicable federal, state, or foreign health care laws or regulations, including for each of (i) through (viii) as may be amended from time to time, and the regulations promulgated under such laws. Neither the Company nor any Subsidiary has received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court, arbitrator, governmental or regulatory authority, or third-party alleging that any product, operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. Neither the Company nor any Subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, nor any Subsidiary, nor any of their respective officers, directors or employees has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(oo)                          Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(pp)                          OFAC. Neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any of the Subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as initial purchaser, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(qq)                          Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Time of Sale Document and the Final Offering Memorandum. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(rr)                                Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(ss)                              Listing. The shares of Common Stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on The NASDAQ Global Market (“NASDAQ”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act or delisting the shares of

Common Stock from NASDAQ, nor has the Company received any notification that the SEC or NASDAQ is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of NASDAQ.

(tt)                                Lock-Ups. Each of the Company’s directors and executive officers listed in Exhibit F has executed and delivered to the Initial Purchasers a lock-up agreement in the form of Exhibit A hereto (a “Lock-up Agreement”). Exhibit F hereto contains a true, complete and correct list of all directors and executive officers of the Company. All directors and executive officers who are required pursuant to this Agreement to execute and deliver a Lock-up Agreement are collectively hereinafter referred to as the “Locked-up Persons.”

(uu)                          Certificates. Each certificate signed by any officer of the Company or any of the Subsidiaries, delivered to the Initial Purchasers shall be deemed a representation and warranty by the Company or any such Subsidiary (and not individually by such officer) to the Initial Purchasers with respect to the matters covered thereby.

(vv)                          Shares Underlying Warrant Transactions. A number (the “Maximum Warrant Number”) of shares of Common Stock equal to the Maximum Number of Shares (as defined in the Base Warrant Confirmations) have been duly authorized and reserved for issuance upon exercise and settlement, or termination, as the case may be, of the warrant transactions evidenced by the Base Warrant Confirmations and any Additional Warrant Confirmations. Any shares of Common Stock issuable upon exercise and settlement, or termination, as the case may be, of the Base Warrant Confirmations or any Additional Warrant Confirmations, when so issued, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights under the Company’s charter or bylaws or under Delaware law.

5.                                      Covenants of the Company. The Company agrees:

(a)                                 Securities Law Compliance. To (i) advise the Initial Purchasers promptly after obtaining knowledge (and, if requested by the Initial Purchasers, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) at any time prior to the date of the completion of the resale of the Securities by the Initial Purchasers, the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Communication, or the Final Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b)                                 Offering Documents. To (i) furnish the Initial Purchasers, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request, and (ii) promptly prepare, upon the Initial Purchasers’ reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Initial Purchasers, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales).

(c)                                  Consent to Amendments and Supplements. Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the applicable Closing Date, or at any time prior to the completion of the resale by the Initial Purchasers of all the Securities purchased by the Initial Purchasers, unless the Initial Purchasers shall previously have been advised thereof and shall have provided its written consent thereto. Before making, preparing, using, authorizing, approving or referring to any Company Additional Written Communications, the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably objects. The Company consents to the use by the Initial Purchasers of a Company Additional Written Communication that contains (A) information describing the preliminary terms of the Securities or their offering or (B) information that describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Supplement. The Company has given the Initial Purchasers notice of any filings made pursuant to the Exchange Act within 48 hours prior to the date hereof. The Company will give the Initial Purchasers notice of its intention to make any such filing from and after the date hereof through the Closing Date (or, if later, through the completion of the distribution of the Securities by the Initial Purchasers to Subsequent Purchasers) and will furnish the Initial Purchasers with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Initial Purchasers or its counsel shall object.

(d)                                 Preparation of Amendments and Supplements to Offering Documents. So long as the Initial Purchasers shall hold any of the Securities, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchasers (or counsel for the Initial Purchasers), it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum to correct any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum to comply with any Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchasers) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)                                  “Blue Sky” Law Compliance. To cooperate with the Initial Purchasers and the Initial Purchasers’ counsel in connection with the qualification of the Securities under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions as the Initial Purchasers may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject. The Company will advise the Initial Purchasers promptly of the suspension of any such exemption relating to the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)                                   Payment of Expenses. Whether or not any of the Offering or the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document and the Final Offering Memorandum and any Canadian “wrapper” and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Securities, (D) the qualification of the Securities for offer and sale under the securities or “Blue Sky” laws of U.S. state or non- U.S. jurisdictions (including, without limitation, the fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification), (E) the listing of the Conversion Shares on NASDAQ and/or any other exchange and (F) furnishing such copies of the Time of Sale Document and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchasers, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, (iv) all fees charged by rating agencies in connection with the rating of the Securities, (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and the Company’s transfer agent and (vi) all expenses and application fees related to the listing of the Warrant Shares on NASDAQ. Except as provided in this Section 5(f), or Section 8 or Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

(g)                                  Use of Proceeds. To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds.”

(h)                                 Transaction Documents. To do and perform all things required to be done and performed under the Documents prior to and after the applicable Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Securities.

(i)                                     Integration. Not to, and to ensure that no Affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or to the Subsequent Purchasers of the Securities.

(j)                                    Stabilization or Manipulation. Not to take, and to ensure that no Affiliate of the Company will take, directly or indirectly, any action designed to or that could be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.

(k)                                 DTC. To use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(l)                                     Rule 144A Information. For so long as any of the Securities remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(m)                             Furnish Trustee and Noteholder Reports. For so long as any of the Securities remain outstanding, to furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed.

(n)                                 Additional Offering Materials. Not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Securities other than the Time of Sale Document and the Final Offering Memorandum and any amendments and supplements to the Preliminary Offering Memorandum or the Final Offering Memorandum prepared in compliance with this Agreement or (ii) solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the

Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(o)                                 Sale of Restricted Securities. During the one year period after the applicable Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other Affiliates controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other Affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(p)                                 Stamp Taxes. To pay all stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(q)                                 Conversion Shares. To reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares issuable upon conversion of the Securities.

(r)                                    Company Lock-Up. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Final Offering Memorandum (such period, extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies LLC, J.P. Morgan Securities LLC and Cowen and Company, LLC (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Common Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Common Stock or Related Securities; (iv) in any other way transfer or dispose of any Common Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Common Stock or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Common Stock or Related Securities (other than as contemplated by this Agreement); or publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, (B) issue Common Stock or Related Securities pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Time of Sale Document and the Final Offering Memorandum, (C) enter into the Call Spread Confirmations, (D) issue Common Stock or Related Securities to one or more counterparties in connection with the consummation of a strategic partnership, joint venture, collaboration or the acquisition or license of any business products or technology provided that the aggregate number of Common Stock or Related Securities issuable under this clause (D) shall not exceed five percent (5%) of the outstanding Common Stock as of the date hereof, and provided further that prior to the issuance of such Common Stock or Related Securities, the holders of such Common Stock or Related Securities agree in writing with the Initial Purchasers not to sell, offer, dispose of or otherwise transfer any such Common Stock or Related Securities during such Lock-up Period without the prior written consent of the Initial Purchasers (which consent may be withheld in their sole discretion). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Stock.

(s)                                   Investment Company. The Company and its Subsidiaries will conduct their businesses in a manner so as to not be required to register under the Investment Company Act.

6.                                      Representations and Warranties of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represents and warrants that:

(a)                                 Initial Purchasers Status, Resale Terms. It is a QIB and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b)                                 Sale of Restricted Exchange Securities. It will solicit offers to buy the Securities only from, and will offer and sell the Securities only to, persons reasonably believed by the Initial Purchasers to be QIBs; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Transfer Restrictions” contained in the Time of Sale Document and the Final Offering Memorandum.

(c)                                  General Solicitation. No form of general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

7.                                      Conditions. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)                                        Closing Deliverables. The Initial Purchasers shall have received on the applicable Closing Date:

(i)                           Officers’ Certificate. A certificate dated the applicable Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct with the same force and effect as though expressly made at and as of the applicable Closing Date, (b) the Company has performed and complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the applicable Closing Date, (c) at the applicable Closing Date, since the date hereof or since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse

Effect, (d) since the date of the most recent financial statements in the Time of Sale Document and the Final Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Time of Sale Document and the Final Offering Memorandum or contemplated hereby, neither the Company nor any Subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole, and (e) the sale of the Securities has not been enjoined (temporarily or permanently).

(ii)                        Secretary’s Certificate. A certificate, dated the applicable Closing Date, executed by the Secretary of the Company, certifying such matters as the Initial Purchasers may reasonably request.

(iii)                     Good Standing Certificates. A certificate evidencing qualification by such entity as a foreign corporation in good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which each of the Company operates as of a date within five days prior to the applicable Closing Date.

(iv)                    Solvency Certificate. A certificate of solvency, dated the applicable Closing Date, executed by the principal financial or accounting officer of the Company in the form of Exhibit B attached hereto.

(v)                       Company Counsel Opinions. The opinions of (A) Saul Ewing Arnstein & Lehr LLP, counsel to the Company, dated the applicable Closing Date, in the form of Exhibit C attached hereto; (B) Foley & Lardner LLP, intellectual property counsel to the Company, dated the applicable Closing Date, in the form of Exhibit D attached hereto; and (C) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, dated the applicable Closing Date, in the form of Exhibit E attached hereto.

(vi)                    Initial Purchasers’ Counsel Opinion. An opinion, dated the applicable Closing Date, of Latham & Watkins LLP, counsel to the Initial Purchasers, in form satisfactory to the Initial Purchasers covering such matters as are customarily covered in such opinions.

(vii)                 Comfort Letter. The Initial Purchasers shall have received from KPMG LLP, the registered public or certified public accountants of the Company, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers and its counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum, and (B) a customary “bring-down”

comfort letter, dated the applicable Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and its counsel, to the effect that KPMG LLP which includes, among other things, a reaffirmation of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(b)                                 Executed Documents. The Initial Purchasers shall have received fully executed originals of each Document (each of which shall be in full force and effect on terms reasonably satisfactory to the Initial Purchasers), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other Transaction.

(c)                                  No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document (exclusive of any amendment or supplement thereto), there shall not have been any Material Adverse Change that could, in the sole judgment of the Initial Purchasers be expected to (i) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Document and the Final Offering Memorandum, or (ii) materially impair the investment quality of any of the Securities.

(d)                                 No Hostilities. Any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchasers’ sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum or to enforce contracts for the sale of any of the Securities.

(e)                                  No Suspension in Trading; Banking Moratorium. (i) Trading in the Company’s common stock shall have been suspended by the SEC or NASDAQ or a suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or NASDAQ or any setting of limitations on prices for securities occurs on any such exchange or market, (ii) the declaration of a banking moratorium by any Governmental Authority has occurred or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs, (iii) as suspension or limitation of trading in securities of the Company or (iv) a material disruption in settlement or clearing services that, in the case of clause (i) or (ii) of this paragraph, in the Initial Purchasers’ sole judgment could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

(f)                                   Listing. The Company shall have received the approval of NASDAQ of a Listing of Additional Shares application concerning the Conversion Shares.

(g)                                  Lock-Up. The Initial Purchasers shall have received an executed Lock-Up Agreement from each Locked-up Person.

(h)                                 Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8.                                             Indemnification and Contribution.

(a)                                 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Initial Purchasers, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which any Initial Purchaser, affiliate, director, officer, employee, agent or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto;

(ii)                                  the omission or alleged omission to state, in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii)                               any breach by the Company of its representations, warranties and agreements set forth herein or of Applicable Law;

and, subject to the provisions hereof, will reimburse, as incurred, any Initial Purchaser and its affiliates, directors, officers, employees, agents and each such controlling persons for any legal or other expenses incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Communication or the Final Offering

Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning any Initial Purchaser furnished to the Company by any Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser to the Company consists of the information set forth in Section 13. The indemnity agreement set forth in this Section shall be in addition to any liability that the Company may otherwise have to the indemnified parties.

(b)                                 Indemnification by the Initial Purchasers. The Initial Purchasers, severally and not jointly, agrees to indemnify and hold harmless each of the Company and its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein as set forth in Section 13; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. The indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties.

(c)                                  Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 8(a) or 8(b) above unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) and 8(b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,

(ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of Section 8(a) or the Company in the case of Section 8(b), representing the indemnified parties under such Section 8(a) or 8(b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

(d)                                 Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for legal or other expenses as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or compromise of, or consent to the entry of such judgment.

(e)                                  Contribution. In circumstances in which the indemnity agreements provided for in this Section is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)                                   Equitable Consideration. The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution determined pursuant to Section 8(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(e). Notwithstanding any other provision of this Section, the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Initial Purchaser’s obligation to contribute hereunder shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of Section 8(e), each director, officer, employee and affiliate of any Initial Purchaser, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as any Initial Purchaser, and each director, officer, and employee of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

9.                                      Termination.   The Initial Purchasers may terminate this Agreement (i) at any time prior to the applicable Closing Date by written notice to the Company if any of the events described in Sections 7(c) (No Material Adverse Change), 7(d) (No Hostilities) or 7(e) (No Suspension in Trading; Banking Moratorium) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted by this Agreement or (ii) on the applicable Closing Date if any condition described in Section 7 is not fulfilled or waived in writing by the Initial Purchasers on or prior to the applicable Closing Date.   Any termination pursuant to this Section shall be without liability on the part of (a) the Company to the Initial Purchasers, except that the Company shall be obligated to reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of Latham & Watkins LLP, counsel to the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers or (b) the Initial Purchasers to the Company, except, in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination.

10.                               Survival.   The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, (ii) the acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.

11.                               Defaulting Initial Purchaser.   If, on the applicable Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non defaulting Initial Purchasers to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If, on the applicable Closing Date any Initial Purchaser shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers or of the Company. Any action taken under this Section shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

12.                               No Fiduciary Relationship.   The Company hereby acknowledges that each Initial Purchaser is acting solely as initial purchaser in connection with the purchase and sale of the Securities. The Company further acknowledges that each Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchasers act or be responsible as a fiduciary to the Company or their management, stockholders or creditors or any other person in connection with any activity that the Initial Purchasers may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof.  The Initial Purchasers hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchasers to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that either of the Company may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13.                               Information Supplied by Initial Purchasers.   The Company hereby acknowledges that, for purposes of Section 4(b) and Section 8, the only information that the Initial Purchasers have furnished to the Company specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum are the statements set forth in (a) the fifth paragraph and (b) the third sentence of the seventh paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

14.                               Miscellaneous.

(a)                                 Notices.   Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: Supernus Pharmaceuticals, Inc., 1550 East Gude Drive, Rockville, Maryland 20850, Attention: Gregory S. Patrick, with a copy to: Saul Ewing Arnstein & Lehr LLP, 1919 Pennsylvania Avenue, N.W., Suite 550, Washington, DC 20006-3434, Attention: Mark I. Gruhin, Esq., and (ii) if to the Initial Purchasers, to: Jefferies LLC, 520 Madison Avenue, New York, NY 10022, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (facsimile: (212) 622-8358) and Cowen and Company LLC, 599 Lexington Avenue, 27th Floor, New York NY 10022, Attention: General Counsel (facsimile: (646) 562-1269), with a copy to: Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, Attention: Greg Rodgers.

(b)                                 Beneficiaries.   This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers and to the extent provided in Section 8 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Initial Purchasers merely because of such purchase.

(c)                                  Governing Law; Jurisdiction; Waiver of Jury Trial; Venue.   This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York.  The Company hereby expressly and irrevocably (i) submits to the exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Initial Purchasers and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)                                 Entire  Agreement;  Counterparts.   This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)                                  Headings.   The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)                                   Separability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)                                  Amendment.   This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h)                                 USA Patriot Act.   The parties acknowledge that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2011)), the Initial Purchasers are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Initial Purchasers to properly identify their clients.

* * *

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers.

Very truly yours,

SUPERNUS PHARMACEUTICALS, INC.

By:	/s/ Jack A. Khattar
Name:	Jack A. Khattar
Title:	President & CEO

[Signature Page to Purchase Agreement]

Accepted and Agreed to:

JEFFERIES LLC

By:	/s/ A. Colyer Curtis
	Name:	A. Colyer Curtis
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Santosh Sreenivasan
	Name:	Santosh Sreenivasan
	Title:	Managing Director

COWEN AND COMPANY, LLC

By:	/s/ Bill Follis
	Name:	Bill Follis
	Title:	Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I

INITIAL PURCHASERS

Initial Purchasers	Principal Amount

Jefferies LLC	$151,352,000

J.P. Morgan Securities LLC	$113,513,000

Cowen and Company, LLC	$85,135,000

Total	$350,000,000

SI-1

SCHEDULE II

PRICING SUPPLEMENT

SII-1

PRICING TERM SHEET	CONFIDENTIAL

March 14, 2018

Supernus Pharmaceuticals, Inc.

Offering of

$350,000,000 Aggregate Principal Amount of

0.625% Convertible Senior Notes due 2023

The information in this pricing term sheet supplements Supernus Pharmaceuticals, Inc.’s preliminary offering memorandum, dated March 13, 2018 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.  Terms used, but not defined, in this pricing term sheet have the respective meanings set forth in the Preliminary Offering Memorandum.  As used in this pricing term sheet, “we,” “our” and “us” refer to Supernus Pharmaceuticals, Inc. and not to its subsidiaries.

Issuer	Supernus Pharmaceuticals, Inc.

Ticker / Exchange for Common Stock	SUPN / NASDAQ Global Market (“NASDAQ”).

Trade Date	March 15, 2018.

Settlement Date	March 19, 2018.

Notes	0.625% convertible senior notes due 2023 (the “Notes”).

Principal Amount	$350,000,000 (or, if the initial purchasers fully exercise their option to purchase additional Notes, $402,500,000) aggregate principal amount of Notes.

Offering Price	100% of the principal amount of the Notes, plus accrued interest, if any, from the Settlement Date.

Maturity	April 1, 2023, unless earlier repurchased or converted.

Stated Interest Rate	0.625% per annum.

Interest Payment Dates	April 1 and October 1 of each year, beginning on October 1, 2018.

Record Dates	March 15 and September 15.

1

Last Reported Sale Price per Share of Common Stock on NASDAQ on March 14, 2018	$43.15.

Conversion Premium	Approximately 37.5% above the Last Reported Sale Price per Share of Common Stock on NASDAQ on March 14, 2018.

Initial Conversion Price	Approximately $59.33 per share of our common stock.

Initial Conversion Rate	16.8545 shares of our common stock per $1,000 principal amount of Notes.

Use of Proceeds

The Issuer estimates that the net proceeds to it from this offering will be approximately $340.2 million (or approximately $391.3 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and the Issuer’s estimated offering expenses. The Issuer intends to use approximately $23.7 million of the proceeds to fund the cost of entering into the convertible note hedge transactions described in the Preliminary Offering Memorandum (after such cost is partially offset by the proceeds that the Issuer receives from entering into the warrant transactions described in the Preliminary Offering Memorandum). The Issuer intends to use the remainder of the net proceeds to acquire or invest in complementary businesses, companies, products and technologies and for working capital and other general corporate purposes, including, without limitation, capital expenditures and research and development activities for potentially acquired or in-licensed product candidates. If the initial purchasers exercise their option to purchase additional notes, then the Issuer intends to use a portion of the additional net proceeds to fund the cost of entering into additional convertible note hedge transactions described in the Preliminary Offering Memorandum (after such cost is partially offset by the proceeds that the Issuer receives from entering into the additional warrant transactions described in the Preliminary Offering Memorandum).

Book-Running Managers	Jefferies LLC
J.P. Morgan Securities LLC
Cowen and Company, LLC

CUSIP / ISIN Numbers	868459 AC2 / US868459AC28.

2

Increase to Conversion Rate in Connection with a Make-Whole Fundamental Change

If a make-whole fundamental change occurs and the conversion date for the conversion of a Note occurs during the related make-whole fundamental change conversion period, then, subject to the provisions described in the Preliminary Offering Memorandum under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” the conversion rate applicable to such conversion will be increased by a number of shares set forth in the table below corresponding (after interpolation, as described below) to the effective date and the stock price of such make-whole fundamental change:

	Stock Price
Effective Date	$43.15	$50.00	$59.33	$70.00	$80.00	$100.00	$125.00	$150.00	$175.00	$200.00
March 19, 2018	6.3204	4.7226	3.2998	2.2817	1.6643	0.9419	0.4970	0.2702	0.1427	0.0656
April 1, 2019	6.3204	4.6578	3.1724	2.1306	1.5131	0.8145	0.4066	0.2109	0.1070	0.0474
April 1, 2020	6.3204	4.5504	2.9853	1.9186	1.3078	0.6506	0.2968	0.1419	0.0667	0.0274
April 1, 2021	6.3204	4.3364	2.6705	1.5890	1.0071	0.4357	0.1694	0.0694	0.0274	0.0086
April 1, 2022	6.3204	3.9062	2.0863	1.0334	0.5513	0.1745	0.0490	0.0143	0.0029	0.0000
April 1, 2023	6.3204	3.1454	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such effective date or stock price are not set forth in the table above, then:

•                  if such stock price is between two stock prices in the table above or the effective date is between two effective dates in the table above, then the number of additional shares will be determined by a straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table and the earlier and later effective dates in the table above, as applicable, based on a 365- or 366-day year, as applicable; and

•                  if the stock price is greater than $200.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described in the Preliminary Offering Memorandum under the caption “Description of Notes— Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change—Adjustment of Stock Prices and Number of Additional Shares”), or less than $43.15 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 23.1749 shares of our common stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described in the Preliminary Offering Memorandum under the caption “Description of Notes— Conversion Rights—Conversion Rate Adjustments—Generally.”

3

* * *

This communication is confidential and is intended for the sole use of the person to whom it is provided by the sender.  The information in this pricing term sheet does not purport to be a complete description of the Notes or the offering.

The offer and sale of the Notes and any shares of common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.  The initial purchasers are initially offering the Notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act. The Notes and any shares of common stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described in the Preliminary Offering Memorandum under the caption “Transfer Restrictions.”

You should rely only on the information contained or incorporated by reference in the Preliminary  Offering  Memorandum,  as  supplemented  by  this  pricing  term  sheet,  in making an investment decision with respect to the Notes.

Neither this pricing term sheet nor the Preliminary Offering Memorandum constitutes an offer to sell or a solicitation of an offer to buy any Notes in any jurisdiction where it is unlawful to do so, where the person making the offer is not qualified to do so or to any person who cannot legally be offered the Notes.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

4

SCHEDULE III

LIST OF SUBSIDIARIES

Entity Name	Jurisdiction of Formation
Supernus Europe Limited	England and Wales

SIII-1

EXHIBIT A

                            , 2018

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

COWEN AND COMPANY, LLC

599 Lexington Avenue

New York, New York 10022

RE:                                  Supernus Pharmaceuticals, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or a beneficial owner of certain shares of common stock, par value $0.001 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares.  The Company proposes to carry out an offering (the “Offering”),  pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), of Convertible Senior Notes (the “Notes”) for which you will act as the Initial Purchasers (as defined in the Purchase Agreement (as defined below) relating to the Offering to which the Company is a party).  The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company.  The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter agreement in carrying out the Offering and, at a subsequent date, entering into a Purchase Agreement (the “Purchase Agreement”) with the Company with respect to the Offering.

In consideration of the foregoing, and for other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Jefferies LLC, J.P. Morgan Securities LLC and Cowen and Company, LLC (which consent may be withheld in their sole discretion), directly or indirectly, (1) sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, assign transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, their spouse or family members, (2) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of all or any part of the Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned regardless of whether any such transaction is to be settled in securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Shares or securities exchangeable or exercisable for or convertible into Shares or any other securities of the Company or (4) or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Purchase Agreement (the “Lock-up Period”); provided, that the foregoing restrictions shall not apply to the transfer of any or all of the Shares owned by the undersigned, either during his lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned, or to a trust with respect to which one or more of the undersigned or an immediate family member of the undersigned is the exclusive beneficiary, or as a distribution to the limited partners, members, stockholders or affiliates of the undersigned; provided, however, that in any such case, it shall be a condition to such transfer that (A) the transferee executes and delivers to Jefferies LLC, J.P. Morgan Securities LLC and Cowen and Company, LLC an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement and (B) no public disclosure and no filing by any party to the transfer (donor, donee, transferor or transferee) under the Exchange Act shall be required nor shall be voluntarily made reporting a reduction in beneficial ownership of the Shares in connection with such transfer or distribution prior to the expiration of the Lock-up Period (as the same may be extended pursuant to the terms hereof).

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from making dispositions of Shares in compliance with the terms of a written plan meeting the requirements of Rule 10b5-1 (a “10b5-1 Plan”) under the Exchange Act that is in existence as of the date hereof, provided, however, that, on or prior to the date hereof, the final terms of such 10b5-1 Plan have been disclosed to, and approved by, the Initial Purchasers and such 10b5-1 Plan shall not be amended or modified during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

This letter agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This letter agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of (i) the date that the Company advises the Initial Purchasers, in writing, prior to execution of the Purchase Agreement, that it has determined not to proceed with the Offering, or (ii) the termination of the Purchase Agreement prior to the closing of the Offering.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B

FORM OF SOLVENCY CERTIFICATE

The undersigned, Gregory S. Patrick, Chief Financial Officer of Supernus Pharmaceuticals, Inc., a Delaware corporation (“the Company”), solely in his capacity as Chief Financial Officer of Borrower and not in any individual capacity, does herby certify pursuant to Section 7(a)(iv) of the purchase agreement (the “Purchase Agreement”) dated as of March 14, 2018, by and among the Company and the Initial Purchasers, as follows:

On the date hereof, after giving effect to the Company’s business as currently proposed to be conducted as described in the Time of Sale Document and Final Offering Memorandum and after giving pro forma effect to the Offering and the use of proceeds therefrom described under the caption “Use of Proceeds” in the Time of Sale Document and Final Offering Memorandum:

1.              The fair value of the properties of the Company and the Subsidiaries, taken as a whole, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise;

2.              The present fair saleable values of the property of the Company and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

3.              The Company and the Subsidiaries, taken as a whole, will be able to pay their consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured;

4.              The Company and the Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed, contemplated or about to be conducted following the Closing Date;

5.              The Company has not incurred (by way of assumption or otherwise) any obligation or liability (contingent or otherwise) under the Documents with actual intent to hinder, delay or defraud either present or future creditors of the Company and the Subsidiaries or any of their affiliates, as case may be;

6.              In reaching the conclusions set forth in this Certificate,  the undersigned has considered such facts, circumstances and matters as the undersigned has deemed appropriate and has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Company after consummation of the transactions.

Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement.

B-1

The undersigned understands that the Initial Purchasers are relying on the truth and accuracy of contents of this Certificate in connection with its entering into the Purchase Agreement.

SUPERNUS PHARMACEUTICALS, INC.

By:
	Name:	Gregory S. Patrick
	Title:	Chief Financial Officer

B-2